Exhibit 10.23

FORUM ENERGY TECHNOLOGIES, INC.

FORM OF WARRANT AGREEMENT FOR THE PURCHASE OF

SHARES OF

COMMON STOCK

BY THIS WARRANT AGREEMENT (this “Warrant Agreement”), FORUM ENERGY TECHNOLOGIES, INC., a Delaware corporation (the “Company”), certifies that, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Persons listed on the signature page hereto (along with their registered permitted assigns, each a “Holder”), are entitled to subscribe for and purchase from the Company, subject to the terms and conditions set forth herein, the respective number (subject to adjustment as set forth herein) of fully paid and non-assessable shares (the “Shares”) of the Company’s Common Stock (as defined herein) as set forth on Schedule 1 hereto, at a price per share equal to $284.29 per Share (the “Exercise Price”), subject to adjustment and escalation as set forth herein.

1. Definitions. Unless the context otherwise requires, when used herein the following terms shall have the meanings indicated.

“Accredited Investor” has the meaning ascribed to such term in the Stockholders Agreement.

“Board” means the Board of Directors of the Company.

“Common Stock” means the Company’s common stock, par value $.01 per share.

“Conversion Call Notice” has the meaning set forth in Section 2(c)(i).

“Conversion Right” has the meaning set forth in Section 2(c)(i).

“Conversion Shares” has the meaning set forth in Section 2(c)(i).

“Exchange Act” means the Securities Exchange Act of 1934, as amended.

“Exercise Notice” has the meaning set forth in Section 2(b).

“Exercise Price” means the initial Exercise Price specified in the first paragraph of this Warrant Agreement, as adjusted from time to time as provided in Section 7 and escalated as provided in Section 8.

“Expiration Time” means the close of business on the earlier of (a) July 16, 2015 and (b) the date that is the 30 month anniversary of the consummation of a Public Liquidity Event.

“Fair Market Value” means the fair value per share of the Common Stock determined as follows: (i) if the Common Stock is not as of the date of determination a Public Stock, then such determination of fair value shall be made by an investment banking firm of recognized national standing selected by the Board; and (ii) if the Common Stock is as of the date of determination a Public Stock, then the average of the daily market prices for the five (5) consecutive trading days ending one (1) trading day before such date of determination. The daily market price for each such trading day shall be (a) the last sale price on such date on the principal exchange where the shares of Common Stock are then listed or admitted to trading, or (b) if no sale takes place on any such trading day on any such exchange, the average of the last reported closing bid and asked prices on such day as officially quoted on any such exchange.

“Initial Exercise Date” means July 16, 2010.

“Initial Public Offering” means the initial underwritten public offering and sale of shares of Common Stock on a firm commitment basis after which the Common Stock is listed for trading on a national securities exchange registered under Section 6(a) of the Exchange Act.

“Notice of Conversion” has the meaning set forth in Section 2(c)(ii).

“Person” means an individual or a corporation, partnership, trust, incorporated or unincorporated association, limited liability company, joint venture, joint stock company, government (or an agency or political subdivision thereof) or other entity of any kind.

“Public Liquidity Event” means the consummation of an Initial Public Offering or the merger or combination of the Company with another Person as a result of which the Common Stock becomes, or is converted into or exchanged for, Public Stock or a combination of Public Stock and other consideration.

“Public Stock” means shares of capital stock (including depositary receipts or depositary shares related to common stock or similar ordinary shares) of any Person that are registered under Section 12 of the Exchange Act and listed for trading on a national securities exchange registered under Section 6(a) of the Exchange Act.

“Shares” has the meaning set forth in the first paragraph of this Warrant Agreement.

“Stockholders Agreement” means the Amended and Restated Stockholders Agreement dated as of August 2, 2010 by and among the Company, the Holder and the other stockholders of the Company named therein, as the same may be amended from time to time.

“Warrant” has the meaning set forth in the Warrant Certificate.

“Warrant Certificate” means a Warrant Certificate in substantially the form attached hereto as Exhibit A.

“Warrant Register” has the meaning set forth in Section 4.

2. Exercise of Warrant; Company Office; Expiration.

(a)	General. A Warrant may be exercised at any time or from time to time on or after the Initial Exercise Date and shall remain exercisable thereafter until the Expiration Time, as to the entire number or any lesser number of whole Shares covered by the Warrant Certificate. A Warrant shall be deemed exercised in full on a cashless basis pursuant to Section 2(c) immediately prior to the Expiration Time if such exercise would result in the issuance of any Common Stock or other consideration (if not previously exercised in full) or if such exercise would not result in such issuance, then such Warrant shall expire and be deemed cancelled immediately after the Expiration Time. Any exercise pursuant to this Section 2 shall be in compliance with applicable federal and state securities laws and in accordance with a valid exemption from registration in connection with the issuance of such Shares, and the Company may refuse to give effect to any exercise of a Warrant pursuant to this Warrant Agreement in the event that the Company reasonably believes that such exercise would not be consistent with the foregoing.

(b)

Cash Exercise. Subject to the last sentence in this Section 2(b), at any time prior to the earlier to occur of (A) the Expiration Time and (B) such time as the Common Stock is Public Stock, Holder may exercise a Warrant, in whole or in part, by delivering to the Company at its principal executive offices or at such other office or agency designated in writing by the Company the following: (i) the Warrant Certificate evidencing such Warrants together with the Exercise Notice attached to the Warrant Certificate as Annex I (an “Exercise Notice”), properly completed and executed by the Holder or Holders thereof or by the duly appointed legal representative thereof or by a duly authorized attorney, and (ii) the payment in full of the aggregate Exercise Price by check or by wire transfer for each such Warrant exercised and any other amounts required to be paid pursuant hereto. All Warrant Certificates surrendered to the Company shall be promptly cancelled by the Company and shall not be reissued by the Company. Upon receipt thereof, the Company shall, as promptly as practicable, execute or cause to be executed and deliver or cause to be delivered to Holder a certificate or certificates reflecting Holder’s ownership of the aggregate number of shares of Common Stock issuable upon such exercise, together with cash in lieu of any fraction of a share of Common Stock, as hereinafter provided. The Common Stock certificate or certificates so delivered shall be in such denomination or denominations as such Holder shall request in the Exercise Notice and shall be registered in the name of Holder or, subject to any restrictions on transfer, such other name as shall be designated in the Exercise Notice. The Warrant Certificate shall be deemed to have been exercised and such certificate or certificates evidencing such Common Stock shall be deemed to have been effective, and Holder or any other Person so designated to be named therein shall be deemed to have become a holder of record of such Common Stock for all purposes, as of the date the Exercise Notice, together with the cash or check or checks and the Warrant Certificate, is received by the Company as described above and all taxes imposed by law upon such Holder, if any, pursuant to Section 6 prior to the issuance of such Common Stock have been paid. Payment of the Exercise Price shall be made at the option of Holder by certified or official bank check or by wire transfer. Notwithstanding the foregoing, at any time and from time to time while the Common Stock is Public Stock, any Holder may nonetheless exercise its Warrant pursuant to this Section 2(b) if such exercise occurs during the sixty (60) days prior to the Expiration Time or during the period commencing with the giving of any notice pursuant to Section 10(c) or, if earlier, the public announcement of the entry into a definitive agreement by the Company that contemplates the consummation of a transaction or any other action that would result in an adjustment pursuant to Section 9 and ending on the consummation of such transaction or action or the public announcement that such transaction or action is no longer being pursued; provided, however, that the Holders of Warrants to purchase not less than eighty percent (80%) of the aggregate Shares then remaining to be purchased upon exercise in accordance with this Warrant Agreement may, by delivery of a notice to the Company, elect not to allow a cash exercise pursuant to this Section 2(b) during any such sixty (60) day period.

(c)	Cashless Exercise.

(i) Except as otherwise provided in this Section 2(c), at any time and from time to time while the Common Stock is Public Stock, in lieu of the payment of the Exercise Price, Holder shall have the right (but not the obligation), to require the Company to convert a Warrant, in whole or in part, into Shares (the “Conversion Right”) as provided for in this Section 2(c). In addition, in connection with an Initial Public Offering or a transaction that results in the Common Stock becoming Public Stock or at any time following such time as the Common Stock is Public Stock, if at such time (or in connection with such transaction or Initial Public Offering) less than twenty percent (20%) of the aggregate Shares originally subject to this Warrant Agreement remain subject to purchase upon exercise pursuant to this Warrant Agreement (or will remain subject to purchase in connection with the consummation of such transaction or Initial Public Offering after giving effect to Warrants previously exercised or to be exercised in connection with the consummation of such transaction or Initial Public Offering), the Company shall have the right, by delivery of a written notice to the Holders (a “Conversion Call Notice”), to cause the exercise of all Warrants on a cashless basis in accordance with this Section 2(c) on a date specified in such Conversion Call Notice, which date shall be no less than twenty (20) days following the date such Conversion Call Notice is given in accordance with Section 18 (and which required conversion, if in connection with an Initial Public Offering or a transaction that results in the Common Stock becoming Public Stock, shall be made contingent upon the consummation of such Initial Public Offering or transaction, and which date of conversion shall be specified as the date of consummation of such transaction or Initial Public Offering). Upon exercise of the Conversion Right, the Company shall deliver to Holder (without payment by Holder of any of the Exercise Price) that number of Shares (the “Conversion Shares”) equal to the quotient obtained by dividing (x) the net value of the aggregate Shares (or portion thereof as to which the Conversion Right is being exercised if the Conversion Right is being exercised in part) at the time the Conversion Right is exercised (determined by subtracting (A) the sum of the aggregate Exercise Price of the Shares as to which the Conversion Right is being exercised in effect immediately prior to the exercise of the Conversion Right and all taxes imposed by law upon Holder, if any, which the Company shall pay pursuant to Section 6 from (B) the aggregate Fair Market Value of the Shares as to which the Conversion Right is being exercised immediately prior to the exercise of the Conversion Right) by (y) the Fair Market Value of one Share immediately prior to the exercise of the Conversion Right.

(ii) In order to exercise the Conversion Right, Holder shall surrender to the Company at its principal executive offices or at such other office or agency designated in writing by the Company the following: the Warrant Certificate evidencing such Warrants together with the Notice of Conversion attached to the Warrant Certificate as Annex II (a “Notice of Conversion”), properly completed and executed by the Holder or Holders thereof or by the duly appointed legal representative thereof or by a duly authorized attorney. The presentation and surrender of the Notice of Conversion shall be deemed a waiver of Holder’s obligation to pay all or any portion of the aggregate purchase price payable for the Shares as to which such Conversion Right is being exercised. Notwithstanding anything to the contrary herein, the Warrants shall be deemed to be exercised in accordance with this Section 2(c) and the Holders thereof shall be deemed to have exercised their Conversion Right immediately prior to the Expiration Time if the net value of the aggregate Shares (determined in accordance with Section 2(c)(i) above) is a positive amount as of the Expiration Time. If as of the ninetieth (90th) day prior to the Expiration Time the Common Stock is not then a Public Stock, the Company shall engage an investment banking firm of recognized national standing (in accordance with the definition of Fair Market Value) to determine the Fair Market Value of the Common Stock as of the Expiration Time. In the event that the investment banking firm has not determined the Fair Market Value by the Expiration Time, the Warrants shall be deemed to have been automatically exercised immediately prior to the Expiration Time in accordance with this Section 2(c)(ii), but the settlement of such exercise shall be delayed until such time as such investment banking firm is able to deliver its valuation determination. The Warrants (or so much thereof as shall have been surrendered for conversion or deemed to have been converted pursuant to this Section 2(c)(ii)) shall be deemed to have been converted immediately prior to the close of business on (A) the day of surrender of the Notice of Conversion and such Warrant Certificate for conversion in accordance with the foregoing provisions, (B) the date specified in a Conversion Call Notice, or (C) the Expiration Time, as the case may be. In connection with any conversion in accordance with this Section 2(c), the Company shall pay, on behalf of Holder, all taxes imposed by law upon Holder, if any, pursuant to Section 6.

3. Stock Ownership; Stock Certificates; Partial Exercise. Upon each exercise of a Warrant, the Holder shall be deemed to be the holder of record of the Shares issuable upon such exercise as of the close of business on the day the Warrant is exercised in accordance with Section 2 above, notwithstanding that the stock transfer books of the Company shall then be closed or certificates representing such Shares shall not then have been actually delivered to the Holder. As soon as possible after each such exercise of a Warrant, the Company shall issue and deliver to the Holder a certificate or certificates for the Shares (or Conversion Shares, as the case may be) issuable upon such exercise issued in such denominations as may be specified by the Holder in the Exercise Notice or Notice of Conversion, as applicable, and registered in the name of the Holder or, subject to Section 12, such other name or names as shall be designated in the Holder’s Exercise Notice or Notice of Conversion, as applicable, along with cash in lieu of any fractional shares pursuant to Section 7(h). If a Warrant should be exercised in part only, the Company shall, upon surrender of the Warrant Certificate for cancellation, execute and deliver a new Warrant Certificate evidencing the right of the Holder to purchase the balance of the Shares subject to purchase hereunder on the terms and conditions set forth herein (including all changes and adjustments that have occurred hereunder).

4. Company Records; Transfer or Assignment of Warrant; Exchange of Warrant. Any Warrant issued in connection herewith or in substitution herefor, upon complete or partial transfer, assignment or exercise shall be numbered and shall be registered in the warrant register of the Company (the “Warrant Register”) as it is issued. The Company shall treat the registered holder of any Warrant on the Warrant Register as the owner in fact thereof for all purposes, except that if a Warrant is properly transferred or assigned in accordance with the terms hereof and the Stockholders Agreement (if then applicable) and written notice of such transfer or assignment is given to the Company, the Company shall treat the transferee or assignee as the owner thereof for all purposes. Subject to the terms hereof, a Warrant shall be transferred by the Company upon delivery thereof duly endorsed by the Holder or by his duly authorized attorney or representative, or accompanied by proper evidence of succession, assignment or authority to transfer. In case of transfer by executors, administrators, guardians or other legal representatives, duly authenticated evidence of their authority shall be produced if requested by the Company in its reasonable discretion. The Company shall immediately register all properly completed assignments and transfers in the Warrant Register and, upon any registration of assignment or transfer, the Company shall deliver a new Warrant Certificate or Warrant Certificates to the Person entitled thereto on the terms and conditions set forth herein (including all changes and adjustments that have occurred hereunder). A Warrant, if properly transferred or assigned, may be exercised by a subsequent Holder without having a new Warrant Certificate issued. The Warrant Certificate may be exchanged at the option of the Holder thereof for another Warrant Certificate, or other Warrant Certificates, of different denominations and representing in the aggregate the right to purchase the same number of shares of Common Stock on the terms and conditions set forth herein (including all changes and adjustments that have occurred hereunder) upon surrender to the Company or its duly authorized agent. All provisions of this Section 4 shall be subject to Section 11.

5. Reserved Stock. The Company shall reserve and keep available at all times solely for the purpose of providing for the exercise of the Warrants the maximum number of shares of Common Stock as to which the Warrants may then be exercised. All such shares of Common Stock shall be duly authorized and free of preemptive rights and, when issued upon such exercise, shall be validly issued, fully paid and non-assessable.

6. Payment of Taxes. All Common Stock issuable upon the exercise of the Warrants pursuant to the terms hereof shall be validly issued as fully paid and non-assessable and without any preemptive rights. The Company shall pay all expenses in connection with, and all taxes and other governmental charges that may be imposed with respect to, the issue or delivery hereof, unless such tax or charge is imposed by law upon the Holder, in which case such taxes or charges shall be paid by the Holder or by the Company on behalf of the Holder to the extent provided in Section 2(c)(ii). The Company shall not be required, however, to pay any tax or other charge imposed in connection with any transfer involved in the issue of any certificate for Common Stock issuable upon exercise of a Warrant in any name other than the Holder, and in such case the Company shall not be required to issue or deliver any share certificate until such tax or other charge has been paid or it is has been established to the satisfaction of the Company that no such tax or other charge is due.

7. Certain Adjustments.

(a) Number of Shares; Exercise Price. The number of shares of Common Stock for which the Warrants are exercisable and the Exercise Price shall be subject to adjustment from time to time as set forth in this Section 7. The Company shall give each Holder notice of any event described in this Section 7 which requires an adjustment pursuant to this Section 7 either at the time of such event or promptly thereafter.

(b) Stock Dividends, Subdivisions and Combinations. If at any time the Company shall:

(i) take a record of the holders of its Common Stock for the purpose of entitling them to receive a dividend payable in, or other distribution of, additional shares of Common Stock,

(ii) subdivide its outstanding shares of Common Stock into a larger number of shares of Common Stock, or

(iii) combine its outstanding shares of Common Stock into a smaller number of shares of Common Stock,

then (i) the number of shares of Common Stock for which each Warrant is exercisable immediately after the occurrence of any such event shall be adjusted to equal the number of shares of Common Stock which a record holder of the same number of shares of Common Stock for which such Warrant is exercisable immediately prior to the occurrence of such event would own or be entitled to receive after the happening of such event, and (ii) the Exercise Price shall be adjusted to equal (A) the then current Exercise Price multiplied by the number of shares of Common Stock for which such Warrant is exercisable immediately prior to the adjustment divided by (B) the number of shares for which such Warrant is exercisable immediately after such adjustment.

(c) Subsequent Rights Offerings. If the Company, at any time while any Warrants are outstanding, shall issue rights, options, warrants, or equivalent rights to all or substantially all of the holders of Common Stock (and not to the Holder in its capacity as a Holder) entitling them to subscribe for or purchase shares of Common Stock at a price per share less than the Fair Market Value, then the Exercise Price shall be adjusted to equal the product of the Exercise Price immediately prior to such adjustment multiplied by a fraction, of which the denominator shall be the number of shares of the Common Stock outstanding on the date of issuance of such rights, options, warrants, or equivalent rights plus the number of additional shares of Common Stock offered for subscription or purchase, and of which the numerator shall be the number of shares of the Common Stock outstanding on the date of issuance of such rights, options, warrants or equivalent rights plus the number of shares which the aggregate offering price of the total number of shares so offered (assuming receipt by the Company in full of all consideration payable upon exercise of such rights, options, warrants or equivalent rights) would purchase at such Fair Market Value. Such adjustment shall be made whenever such rights, options, warrants, or equivalent rights are issued, and shall become effective immediately after the record date for the determination of stockholders entitled to receive such rights, options, warrants or equivalent rights. In such event, the number of shares of

Common Stock issuable upon the exercise of each Warrant shall be increased to the number obtained by dividing (i) the product of (a) the number of Shares issuable upon the exercise of such Warrant before such adjustment, and (b) the Exercise Price in effect immediately prior to the issuance giving rise to this adjustment by (ii) the new Exercise Price determined in accordance with the immediately preceding sentence.

(d) Other Distributions. If the Company, at any time while any Warrants are outstanding, shall fix a record date for the making of a distribution to all holders of Common Stock of, or distribute without fixing a record date to all holders of Common Stock, (i) shares of any class other than its Common Stock, (ii) evidences of indebtedness of the Company or any subsidiary, (iii) cash or other assets, or (iv) rights or warrants (other than those subject to Section 7(c) above), in each such case the Exercise Price in effect immediately prior thereto shall be reduced immediately thereafter to the price determined by multiplying (A) the Exercise Price by (B) the result obtained by dividing (x) an amount equal to the difference resulting from (1) the number of shares of Common Stock outstanding on such record or distribution date multiplied by the Fair Market Value per share on such date, less (2) the fair market value of said shares of any class other than Common Stock, evidences of indebtedness, cash or other assets or rights or warrants to be so distributed as determined by the Board in good faith, by (y) the number of shares of Common Stock outstanding on such date multiplied by the Fair Market Value on such date; such adjustment shall be made successively whenever such a date occurs. In such event, the number of shares of Common Stock issuable upon the exercise of each Warrant shall be increased to the number obtained by dividing (i) the product of (a) the number of Shares issuable upon the exercise of such Warrant before such adjustment, and (b) the Exercise Price in effect immediately prior to the issuance giving rise to this adjustment by (ii) the new Exercise Price determined in accordance with the immediately preceding sentence. In the event that such distribution is not so made, the Exercise Price and the number of Shares issuable upon exercise of each Warrant then in effect shall be readjusted, effective as of the date when the Board determines not to distribute such shares, evidences of indebtedness, assets, rights or warrants, as the case may be, to the Exercise Price that would then be in effect and the number of Shares that would then be issuable upon exercise of such Warrant if such record date had not been fixed.

(e) Other Provisions Applicable to Adjustments under this Section. The following provisions shall be applicable to the making of adjustments to the number of shares of Common Stock for which each Warrant is exercisable and the Exercise Price provided for in this Section 7:

(i) When Adjustments to Be Made. The adjustments required by this Section 7 shall be made whenever and as often as any specified event requiring an adjustment shall occur. For the purpose of any adjustment, any specified event shall be deemed to have occurred at the close of business on the date of its occurrence.

(ii) Fractional Interests. In computing adjustments under this Section 7, fractional interests in Common Stock shall be taken into account to the nearest 1/100th of a share.

(iii) When Adjustment Not Required. If the Company shall take a record of the holders of its Common Stock for the purpose of entitling them to receive a dividend or distribution or subscription or purchase rights and shall, thereafter and before the distribution to stockholders thereof, legally abandon its plan to pay or deliver such dividend, distribution, subscription or purchase rights, then thereafter no adjustment shall be required by reason of the taking of such record and any such adjustment previously made in respect thereof shall be rescinded and annulled.

(iv) Escrow of Property. If after any property or securities becomes distributable pursuant to this Section 7 by reason of the taking of any record of the holders of Common Stock, but prior to the occurrence of the event for which such record is taken, and the Holder exercises a Warrant, any additional securities or other property issuable upon exercise by reason of such adjustment shall be held in escrow for the Holder by the Company to be issued to the Holder upon and to the extent that the event actually takes place, upon payment of the then current Exercise Price. Notwithstanding any other provision to the contrary herein, if the event for which such record was taken fails to occur or is rescinded, then such escrowed property or securities shall be canceled by the Company and the escrowed property returned.

Notwithstanding anything to the contrary in this Warrant Agreement, in no event shall an adjustment to the Exercise Price permit the Holder to purchase or acquire any capital stock of the Company (including Conversion Shares) for less than the aggregate par value of the shares of stock to be purchased or acquired under this Warrant Agreement.

(f) No Impairment. The Company shall not, by amendment of the Certificate of Incorporation or through any consolidation, merger, reorganization, transfer of assets, dissolution, issue or sale of securities or any other voluntary action, avoid or seek to avoid the observance or performance of any of the terms of this Warrant Agreement or the Warrants, and will at all times in good faith assist in carrying out all of such terms and in the taking of all such actions as may be necessary or appropriate in order to protect the rights of the Holder against dilution or other impairment. Without limiting the generality of the foregoing, the Company (i) will use its best efforts to ensure that the par value of any Shares (or any other shares of capital stock) receivable upon the exercise of a Warrant shall not exceed the Exercise Price for such Shares, (ii) will take all such action as may be necessary or appropriate in order that the Company may validly and legally issue fully paid and non-assessable shares of stock that is free from all taxes, liens and charges with respect to the issuance thereof on the exercise of a Warrant from time to time outstanding, and (iii) will not take any action which results in any adjustment pursuant to this Section 7 if the total number of shares of Common Stock issuable after such action upon the exercise of all of the Warrants would exceed the total number of shares of Common Stock then authorized by the Certificate of Incorporation and available for the purpose of issuance upon such exercise.

(g) Notice. Whenever there shall be an adjustment as provided in this Section 7, the Company shall promptly cause written notice thereof to be sent to the Holder, which notice shall set forth the Exercise Price after such adjustment and a brief statement of the facts requiring such adjustment and the computation thereof. However, the failure by the Company to satisfy its obligations under this Section 7(g) shall not in any manner affect or alter the rights of the Holder under this Warrant Agreement.

(h) Fractional Shares. The Company shall not be required to issue fractions of shares of Common Stock of the Company upon the exercise of a Warrant. If any fraction of a Share would be issuable upon the exercise of any Warrant (or specified portions thereof), the Company shall purchase such fraction for an amount in cash equal to the same fraction of the Fair Market Value of such Share of Common Stock on the date of exercise of such Warrant.

8. Time-Based Escalation of Exercise Price. The Exercise Price shall increase by one-half of one percent (0.5%) of the then-current Exercise Price on the last day of each month following the Initial Exercise Date.

9. Reorganization, Reclassification, Merger, Consolidation or Disposition of Assets. If the Company reorganizes its capital, reclassifies its capital securities, consolidates or merges with or into another Person (where the Company is not the surviving Person or where there is a change in or distribution with respect to the Common Stock of the Company), or sells, transfers or otherwise disposes of all or substantially all its property, assets or business to another Person and, pursuant to the terms of such reorganization, reclassification, merger, consolidation or disposition of assets, units, shares or stock of the successor or acquiring Person, or any cash, units, shares or stock or other securities or property of any nature whatsoever (including warrants or other subscription or purchase rights) in addition to or in lieu of the units, shares or stock of the successor or acquiring Person (“Other Property”), are to be received by or distributed to holders of the Common Stock of the Company, then each Holder shall have the right thereafter to receive, upon exercise of a Warrant, the number of units, shares or stock of the successor or acquiring Person or of the Company, if it is the surviving Person, and Other Property receivable upon or as a result of such reorganization, reclassification, merger, consolidation or disposition of assets by a holder of the number of Shares for which such Warrant is exercisable immediately prior to such event. If any such reorganization, reclassification, merger, consolidation or disposition of assets occurs, the successor or acquiring Person (if other than the Company) shall expressly assume the due and punctual observance and performance of each and every covenant and condition of this Warrant Agreement to be performed and observed by the Company and all the obligations and liabilities hereunder, subject to such modifications as may be deemed appropriate (as determined by the Board) in order to provide for adjustments of the Common Stock for which each Warrant is exercisable, which shall be as nearly equivalent as practicable to the adjustments provided for in this Section 9, and all references in this Agreement to the “Company” shall be deemed to be a reference to such successor or acquiring Person. In determining the kind and amount of stock, securities and/or property receivable upon consummation of such reorganization, reclassification, merger, consolidation or disposition of assets if the holders of Common Stock have the right to elect the kind or amount of consideration receivable upon consummation of such transaction, then the Holders of the Warrants, in connection with such transaction and at the same time holders of Common Stock are allowed to make such election, shall be given the right to make a similar election with respect to the number of shares of stock or other securities or property for which such Holder’s Warrant shall thereafter be exercisable. For purposes of this Section 9, “units, shares or stock of the successor or acquiring Person” includes units, shares or stock of such Person of any class that is not preferred as to distributions or assets over any other class of units, shares or stock of such entity and that is not subject to redemption and shall also include any evidences of indebtedness, units, shares or stock or other securities that are convertible into or exchangeable for any such units, shares or stock, either immediately or upon the arrival of a specified date or the happening of a specified event and any warrants or other rights to subscribe for or purchase any such units, shares or stock, and all references in this Agreement to “Common Stock” shall be deemed to be a reference to such units, shares or stock of the successor or acquiring Person. The foregoing provisions of this Section 9 shall similarly apply to successive reorganizations, reclassifications, mergers, consolidations, or disposition of assets.

10. Certain Notices. In case at any time the Company shall propose:

(a) to pay any dividend or make any distribution on shares of Common Stock or to fix a record date for the making of any such dividend or distribution to holders of Common Stock; or

(b) to take, or fix a record date for, any action that would result in any adjustment to the Exercise Price pursuant to Section 7;

(c) to effect any reclassification or change of outstanding shares of Common Stock, or consolidation or merger, or sale, lease or conveyance of property, of the type addressed in Section 9; or

(d) to effect any voluntary or involuntary liquidation, dissolution or winding-up of the Company;

then, and in any one or more of such cases, the Company shall give written notice thereof to the Holders at least 10 days prior to the date on which (i) the books of the Company shall close, or a record date shall be set, for any such action described in Section 10(a) or Section 10(b) or (ii) such reclassification, change, consolidation, merger, sale, lease, conveyance, liquidation, dissolution or winding-up described in Section 10(c) or Section 10(d) shall be effective, as the case may be.

11. Expenses. Subject to Section 6, the Company shall pay all costs, fees, taxes (other than any federal or state income or stock transfer taxes) and expenses payable in connection with the preparation, issuance and delivery from time to time of Shares (or Conversion Shares, as the case may be) or other securities issued upon the exercise, transfer or assignment of this Warrant Agreement or any Warrant.

12. Restrictions on Transfer. The Holder, by its acceptance hereof and its acceptance of a Warrant Certificate, represents and warrants (i) that it is acquiring the Warrant and any Shares (or Conversion Shares, as the case may be) or other securities issued upon the exercise of such Warrant for investment purposes, for its own account, and not with an intent to sell or distribute such Warrant or any such Shares (or Conversion Shares, as the case may be) or other securities except in compliance with applicable United States federal and state securities law and (ii) it is an Accredited Investor. In addition, the Holder acknowledges that the Warrant and the Shares (or Conversion Shares, as the case may be) are subject to the terms and conditions set forth in the Stockholders Agreement, and neither the Warrant nor any of the Shares (or Conversion Shares, as the case may be) or other securities issued upon the exercise of such Warrant, nor any interest in either, may be sold, assigned, pledged, hypothecated, encumbered or in any other manner transferred or disposed of, in whole or in part, except in compliance with applicable United States federal and state securities laws, the terms of the Stockholders Agreement and the terms and conditions hereof. The provisions of this Section 12 shall be binding upon all subsequent holders of the Warrant, if any. The Shares (or Conversion Shares, as the case may be) or other securities issued upon exercise of the Warrant shall be subject to a stop-transfer order and the certificate or certificates evidencing any such shares shall bear the following legend:

THIS SECURITY HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), AND MAY NOT BE OFFERED, SOLD, TRANSFERRED, OR OTHERWISE DISPOSED OF UNLESS IT HAS BEEN REGISTERED UNDER THE SECURITIES ACT OR UNLESS AN EXEMPTION FROM REGISTRATION IS AVAILABLE (AND, IN SUCH CASE, AN OPINION OF COUNSEL REASONABLY SATISFACTORY TO THE COMPANY TO THE EFFECT THAT SUCH OFFER, SALE, TRANSFER OR DISPOSITION IS NOT REQUIRED TO BE REGISTERED UNDER THE SECURITIES ACT HAS BEEN PROVIDED TO THE COMPANY). THIS SECURITY IS SUBJECT TO CERTAIN RESTRICTIONS ON TRANSFER AND OTHER TERMS AND CONDITIONS SET FORTH IN THE AMENDED AND RESTATED STOCKHOLDERS AGREEMENT OF THE COMPANY, AND SET FORTH IN THE CERTIFICATE OF INCORPORATION AND BYLAWS OF THE COMPANY, COPIES OF WHICH MAY BE OBTAINED FROM THE COMPANY AT ITS PRINCIPAL EXECUTIVE OFFICES.

13. Warrants.

(a)	Issuance of Warrants. Each Warrant shall be evidenced by a Warrant Certificate in substantially the form of Exhibit A hereto, the provisions of which are incorporated herein and shall be signed by or bear the facsimile signature of the Company. In the event the person whose signature has been placed upon any Warrant Certificate shall have ceased to serve in the capacity in which such person signed the Warrant Certificate before such Warrant Certificate is issued, it may be issued with the same effect as if he or she had not ceased to be such at the date of issuance.

(b)	Effect of Signature. Unless and until signed by the Company pursuant to this Warrant Agreement, a Warrant Certificate shall be invalid and of no effect and may not be exercised by the Holder thereof.

14. Loss, Theft, Etc. Upon receipt of evidence satisfactory to the Company of the loss, theft, destruction or mutilation of any Warrant Certificate and upon surrender and cancellation of any Warrant Certificate if mutilated, the Company shall execute and deliver to the Holder thereof a new Warrant Certificate in the form and substance of the lost, stolen, destroyed or mutilated Warrant Certificate (including all changes and adjustments that have occurred hereunder). In any such event, the Company shall have the right to require the Holder to post a bond as reasonable security therefor, the cost of which shall be paid by the Holder.

15. No Rights or Liabilities as a Stockholder. Nothing contained in this Warrant Agreement shall be construed as conferring upon the Holder hereof any rights as a stockholder of the Company or as imposing any obligation upon such Holder to purchase any securities or as imposing any liability upon such Holder as a stockholder of the Company, whether such obligation or liability is asserted by the Company or by creditors of the Company at law or in equity.

16. Governing Law. This Warrant Agreement shall be governed by and construed in accordance with the internal laws of the State of Delaware, without giving effect to conflicts of laws principles thereof.

17. Remedies. The Company stipulates that the remedies at law of the Holder in the event of any default or threatened default by the Company in the performance of or compliance with any of the terms of this Warrant Agreement are not and will not be adequate, and that, to the extent permitted by applicable law, such terms may be specifically enforced by a decree for the specific performance of any agreement contained herein or by an injunction against a violation of any of the terms hereof or otherwise. The Company hereby waives any requirements for the securing or posting of any bond with respect to such remedy of specific performance or other injunctive relief.

18. Notices. All notices, requests, claims, demands and other communications hereunder shall be in writing and shall be deemed to have been duly given or made (a) when delivered if delivered in person or sent by nationally recognized overnight or second day courier service, (b) upon transmission by fax if transmission is confirmed, or (c) three Business Days after deposit with a United States post office if delivered by registered or certified mail (postage prepaid, return receipt requested) to the respective parties and addressed (i) if to any Holder of any Warrant, to the address of such Holder as set forth in the Warrant Register or to such other address as such Holder has notified the Company of in writing in accordance herewith, except that notices of change of address shall only be effective upon receipt or (ii) if to the Company, to the address set forth in Section 2 or to such other address as the Company may designate by written notice in accordance herewith, except that notices of change of address shall only be effective upon receipt; provided, however, that the exercise of any Warrant shall be effected only in the manner provided in Section 2.

19. Miscellaneous. This Warrant Agreement and any terms hereof may be changed, waived, discharged, modified, amended or terminated only by an instrument in writing signed by the Company and the Holders of Warrants to purchase not less than eighty percent (80%) of the aggregate Shares then remaining to be purchased upon exercise in accordance with this Warrant Agreement. Any provision of this Warrant Agreement which shall be prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof, and any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction. To the extent permitted by applicable law, the Company waives any provision of law which shall render any provision hereof prohibited or unenforceable in any respect. Each Holder, by acceptance of a Warrant Certificate, agrees to all of the terms and provisions of this Warrant Agreement applicable thereto.

20. Nonwaiver and Expenses. No course of dealing or any delay or failure to exercise any right hereunder on the part of the Holder shall operate as a waiver of such right or otherwise prejudice the Holder’s rights, powers or remedies. If the Company fails to comply with any other provision of this Warrant Agreement as determined by a court of law or as mutually determined by the Holder and the Company, the Company shall pay to the Holder such amounts as shall be sufficient to cover any costs and expenses including, but not limited to, reasonable attorneys’ fees, including those of appellate proceedings, incurred by the Holder in collecting any amounts due pursuant hereto or in otherwise enforcing any of its rights, powers or remedies hereunder.

21. Successors and Assigns. Subject to the provisions of Section 12 hereof, this Warrant Agreement and the rights evidenced hereby shall inure to the benefit of and be binding upon the successors of the Company and the successors and assigns of the Holder. The provisions of this Warrant Agreement are intended to be for the benefit of all Holders from time to time of this Warrant Agreement and shall be enforceable by any such Holder.

22. Headings. The headings used in this Warrant Agreement are for the convenience of reference only and shall not, for any purpose, be deemed a part of this Warrant Agreement.

IN WITNESS WHEREOF, the Company has caused this Warrant Agreement to be duly executed and its corporate seal to be impressed hereon and attested by its Secretary or an Assistant Secretary.

Dated: , 2010	FORUM ENERGY TECHNOLOGIES, INC.

By:
	Name:	C. Christopher Gaut
	Title:	Chief Executive Officer

HOLDER:

By:
(print or type full legal name)

[Signature Page to Warrant]

SCHEDULE 1

Name of Warrant Holder	Number of Shares

EXHIBIT A TO WARRANT

FORM OF WARRANT CERTIFICATE

[FACE]

EACH OF THIS WARRANT AND THE SECURITIES ISSUABLE UPON THE EXERCISE HEREOF HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), AND MAY NOT BE OFFERED, SOLD, TRANSFERRED, OR OTHERWISE DISPOSED OF UNLESS IT HAS BEEN REGISTERED UNDER THE SECURITIES ACT OR UNLESS AN EXEMPTION FROM REGISTRATION IS AVAILABLE (AND, IN SUCH CASE, AN OPINION OF COUNSEL REASONABLY SATISFACTORY TO THE COMPANY TO THE EFFECT THAT SUCH OFFER, SALE, TRANSFER OR DISPOSITION IS NOT REQUIRED TO BE REGISTERED UNDER THE SECURITIES ACT HAS BEEN PROVIDED TO THE COMPANY). EACH OF THIS WARRANT AND THE SECURITIES ISSUABLE UPON THE EXERCISE HEREOF IS SUBJECT TO CERTAIN RESTRICTIONS ON TRANSFER AND OTHER TERMS AND CONDITIONS SET FORTH IN THE AMENDED AND RESTATED STOCKHOLDERS AGREEMENT OF THE COMPANY, AND SET FORTH IN THE CERTIFICATE OF INCORPORATION AND BYLAWS OF THE COMPANY, COPIES OF WHICH MAY BE OBTAINED FROM THE COMPANY AT ITS PRINCIPAL EXECUTIVE OFFICES.

No. [ ]	[ ] Shares

WARRANT CERTIFICATE

FORUM ENERGY TECHNOLOGIES, INC.

This Warrant Certificate certifies that [            ], or registered assigns, is the registered Holder of warrants (the “Warrants”) expiring on the Expiration Time to subscribe for and purchase from the Company fully paid and non-assessable shares of common stock of Forum Energy Technologies, Inc., a Delaware corporation (the “Company”). Each Warrant entitles the Holder upon exercise at any time on or after the Initial Exercise Date until the Expiration Time, to receive from the Company the number of fully paid and non-assessable shares of common stock of the Company set forth above (the “Shares”) at the Exercise Price payable upon surrender of this Warrant Certificate, with the form of election to purchase set forth as Annex I hereto or the form of notice of conversion as set forth as Annex II hereto, as applicable, properly completed and executed, together with payment of the Exercise Price (or through “cashless exercise” if permitted by the Warrant Agreement) at the office of the Company, subject to the conditions set forth herein and in the Warrant Agreement between the Company and the Warrant Holders. The Exercise Price and number of Shares issuable upon exercise of the Warrants are subject to adjustment upon the occurrence of certain events set forth in the Warrant Agreement. Terms used but not defined in this Warrant Certificate shall have the meaning ascribed to such term in the Warrant Agreement.

Upon any exercise of the Warrant for less than the total number of Shares provided for herein, there shall be issued to the Holder or the Holder’s assignee a new Warrant Certificate covering the number of Shares for which the Warrant has not been exercised.

Warrant Certificates, when surrendered at the office of the Company by the Holder hereof in person or by attorney duly authorized in writing, may be exchanged in the manner and subject to the limitations provided in the Warrant Agreement, but without payment of any service charge, for another Warrant Certificate or Warrant Certificates of like tenor and evidencing in the aggregate a like number of Warrants.

Upon due presentment for registration of transfer of the Warrant Certificate at the office of the Company, a new Warrant Certificate or Warrant Certificates of like tenor and evidencing in the aggregate a like number of Warrants shall be issued to the transferee in exchange for this Warrant Certificate, subject to the limitations provided in the Warrant Agreement, without charge except for any applicable tax or governmental charge.

The Company may deem and treat the Holder as the absolute owner of this Warrant Certificate (notwithstanding any notation of ownership or other writing hereon made by anyone other than the Company) for the purpose of any exercise hereof, and for all other purposes, and the Company shall not be affected by any notice to the contrary.

This Warrant Certificate does not entitle the Holder to any of the rights of a stockholder of the Company.

This Warrant Certificate shall be governed by and construed in accordance with the internal laws of the State of Delaware.

IN WITNESS WHEREOF, the Company has caused this Warrant Certificate to be signed below.

Dated:

FORUM ENERGY TECHNOLOGIES, INC.

By:
Name:
Title:

ANNEX I TO WARRANT CERTIFICATE

To: FORUM ENERGY TECHNOLOGIES, INC.

ELECTION TO EXERCISE

The undersigned hereby exercises its rights to subscribe for             Shares covered by the within Warrant Certificate. The undersigned hereby confirms as of the date hereof the representations and warranties of the undersigned contained in Section 12 of the Warrant Agreement. The undersigned tenders payment herewith in the amount of $            and requests that certificates for such shares in the following denominations be issued in the name of, and delivered to, the person at the following address:

Denominations:

(Print Address and Social Security Number or

Employer Identification Number as applicable)

and, if said number of Shares shall not be all the Shares covered by the within Warrant Certificate, that a new Warrant Certificate for the balance remaining of the Shares covered by the within Warrant Certificate be registered in the name of, and delivered to, the undersigned at the address stated below:

Date: ,	Name:
(Print)

(Signature)

Address:

ANNEX II TO WARRANT CERTIFICATE

To: FORUM ENERGY TECHNOLOGIES, INC.

NOTICE OF CONVERSION

(To be executed upon conversion of the attached Warrant)

The undersigned irrevocably elects to surrender this Warrant Certificate for the number of Conversion Shares as shall be issuable pursuant to the cashless exercise provisions of Section 2(c) of the Warrant Agreement, in respect of             Shares underlying this Warrant Certificate, and requests that the Company execute or cause to be executed a certificate or certificates reflecting the undersigned’s ownership of the aggregate number of Conversion Shares issuable upon such exercise, together with cash in lieu of any fraction of a Conversion Share (and any securities or other property issuable upon such exercise) and deliver or cause to be delivered to the undersigned such certificate or certificates the undersigned as follows:

Name	Address

and, if said number of Shares shall not be all the Shares covered by the within Warrant Certificate, that a new Warrant Certificate for the balance remaining of the Shares covered by the within Warrant Certificate be registered in the name of, and delivered to, the undersigned at the address stated below:

Date: ,	Name:
(Print)

(Signature)

Address: